UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2024

Date of Report (Date of earliest event reported)

Mountain Crest Acquisition Corp. V

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40418	85-2412613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

524 Broadway 11th Floor New York, NY	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646)493-6558

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCAG	The Nasdaq Stock Market LLC
Rights	MCAGR	The Nasdaq Stock Market LLC
Units	MCAGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the annual meeting of stockholders held on November 8, 2024 (the “Annual Meeting”), Mountain Crest Acquisition Corp. V (the “Company”), through amendment No. 4 (“Amendment No. 4”), amended its Amended and Restated Certificate of Incorporation (the “Charter”), to (a) modify the terms and extend the date (the “Business Combination Period”) by which the Company has to consummate an initial business combination to November 16, 2025, by revising paragraph E of Article Sixth of the Charter.

The Amendment No. 4 is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 8, 2024, the Company held the Annual Meeting. On October 10, 2024, the record date for the Annual Meeting, there were 3,320,221 shares of common stock of the Company entitled to be voted at the Annual Meeting, among which 2,498,500 shares of common stock of the Company or 75.25 % were represented in person or by proxy.

1.	Extension Proposals

Stockholders approved the proposal (the “Extension Proposal”) to amend the Company’s amended and restated certificate of incorporation, as amended, to extend Business Combination Period to November 16, 2025, by revising paragraph E of Article Sixth of the Charter.

Approval of the Extension Proposal required the affirmative vote of at least a majority of the Company’s outstanding common shares. The Extension Proposal received the following votes:

FOR	AGAINST	ABSTAIN	Broker Non-Votes
2,498,500	0	0	0

The Extension Proposal was approved by stockholders holding 75.25% of the Company’s outstanding common shares.

2.	Director Proposal

Stockholders approved the proposal (the “Director Proposal”) to elect one (1) director, Nelson Haight, to serve until the 2027 annual meeting and until his successor has been duly elected and qualified or until his earlier resignation, removal or death. Adoption of the Director Proposal required approval by the affirmative vote of at least a majority of the Company’s outstanding shares of common stock. The voting results were as follows:

Nominee	FOR	Withheld	Broker Non-Votes
Nelson Haight	2,498,500	0	0

The election of Nelson Haight was approved by stockholders holding 75.25% of the Company’s outstanding common shares.

3.	Auditor Proposal

Stockholders approved the proposal (the “Auditor Proposal”) to ratify the appointment of UHY LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2024. Adoption of the Auditor Proposal required approval by the affirmative votes of a majority of the votes present at the Annual Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN	Broker Non-Votes
2,498,500	0	0	0

The Auditor Proposal was approved by stockholders holding 100% of the Company’s common shares present at the Annual Meeting.

Item 8.01.	Other Events.

In connection with the stockholders’ vote at the Annual Meeting on November 8, 2024, 418,217 shares of the Company’s publicly traded common stock were tendered for redemption.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of an initial business combination or PIPE financing and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION
3.1	Amendment No. 4 to the Amended and Restated Certificate of Incorporation of Mountain Crest Acquisition Corp., V
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2024

MOUNTAIN CREST ACQUISITION CORP. V

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

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